Exhibit 99.1

Unlocking Potential

2 Unlocking Potential Peter G. Humphrey President & Chief Executive Officer

Forward-looking information Statements contained in this presentation which are not historical facts and which pertain to future operating results of Financial Institutions, Inc. and its subsidiaries constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve significant risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's last filed Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward looking statements. The Company assumes no obligation to update any information presented herein. 3

Financial Institutions, Inc.* 4 NASDAQ FISI Market capitalization $181.4 mil. Shares outstanding 10.9 mil. Recent price $16.61 52-week range $ 16.18 - $ 17.50 Annual dividend rate $ 0.40 Dividend yield 2.41% * Pricing as of May 3, 2010

Investor Highlights 5 Extensive Retail Delivery Network Stable Regional Economy Investment Portfolio Quality Loan Portfolio Quality Capital & Liquidity Solid & Sustainable Core Earnings Effective Risk Management Experienced Management Team

Extensive Retail Delivery Network • 10,000 square-mile operating footprint 14 contiguous counties in Upstate NY Over 50 branches and over 70 ATMs Scale to Compete 6

Stable Upstate Regional Economy 7 Employment Levels Higher than the National Average. Non-Prime Loan activity is 60% less than the National Average. Housing Prices are trending More Positive than the National trend.

Improved Securities Portfolio Quality 8 $621.1 million 2007 2009 $755.1 million Improved Risk Profile Sacrificed Yield for Quality December 31 December 31

9 Loan Quality $ millions 2008 2009 Q1-2010 Non Performing Loans Non Performing Loans Non Performing Loans Non Performing Loans Balances $8.2 $8.7 $6.7 Percent .73% .69% .53% Net Loan Charge-Offs Net Loan Charge-Offs Net Loan Charge-Offs Net Loan Charge-Offs Balances $3.3 $5.7 $.6 Percent .32% .47% .18% Allowance for Loan Losses Allowance for Loan Losses Allowance for Loan Losses Allowance for Loan Losses Balances $18.7 $20.7 $20.6 Percent 1.67% 1.64% 1.62% All Ratios well above primary regulators guidelines 308% Coverage Ratio

10 Capital Highlights As of 3/31/2010 Common Equity $ 150.1 million Preferred Equity $ 53.5 million Total Equity $ 203.6 million Leverage Ratio 8.32 % Total Risk Based Ratio 13.63 % Key Capital Ratios 2008 2009 Q1 - 2010 Leverage 8.05% 7.96% 8.32% Tier I Risk-based 11.83% 11.95% 12.37% Total Risk-based 13.08% 13.21% 13.63%

Liquidity Self-Funding Capacity 11 67% Net Loan to Deposit ratio Over $ 200 million in liquidity to fund loan growth Little Dependence on Wholesale Funding

Solid Core Earnings 12 Improved Net Income / EPS Strong Net Interest Income Slightly Asset Sensitive Low Cost Core Deposits Quality Loan Growth - Balanced Loan Portfolio - Indirect Auto Program Disciplined Expense Control

13 Financial Highlights Category 2008 2009 Q1, 2010 EPS - Diluted ($2.54) $.99 $.40 NET INCOME ($millions) (Loss in brackets) ($26.2) $14.4 $5.3 Net Interest Income (millions) $65.3 $72.3 $19.3 Net Interest Margin 3.93% 4.04% 4.12%

Strong Net Interest Margin 14

Low Cost Core Deposits 15 $1.7 billion Growth All deposit categories

Loan Growth Portfolio and Sold & Serviced 16 1,624

Balanced Loan Portfolio 17 Data as of 3/31/2010

Indirect Auto Loans 18

Indirect Auto Loans 19 Following consolidation, we decided to focus and expand our Indirect Lending activities in early 2006. Large Market Opportunity with a changing competitive landscape Retail loans naturally provide risk dispersion. Favorable Margins Availability of Local Expertise

Indirect Auto Loans 20 Slow and Deliberate Approach In-Market Dealer Network We deal with franchise new car dealerships. Underwriting is consistent with our Retail Loan Underwriting practices.

Indirect Auto Loans New Loan Production 21 $ millions $199.7

Indirect Auto Loans Balances 22 $ millions Indirect loans make up 28% of all loan balances. Portfolio increased 38% in 2009

Indirect Auto Loans Market Potential* 23 * Data Source: AutoCount (c) Lien Filing Database, all Data through December 2009

Indirect Auto Loans Loan Performance 24 Category 2006 2007 2008 2009 Delinquency % 1.24% .87% .31% .42% Non-Accrual % .16% .21% .18% .18% TOTAL 1.40% 1.08% .49% .60% Net Losses .32% .65% .80% .83% Solid Performance Strong Trends

Indirect Auto Loans Peer Group Comparison Deliquency Rates* 25 Entity December December Entity 2008 2009 FSB .49% .60% Banks 3.50% 3.39% Captives 4.14% 4.35% Credit Unions 2.27% 2.40% Substantially Stronger than our Peers * Data Source: Experian

Efficiency Ratio Expense as a Percent of Income 26

Effective Risk Management 27 Liquidity Risk Credit Risk Interest Rate Risk Compliance Risk Regulatory Risk Operating Risk Legal Risk Reputational Risk

Management Team 28 Management Succession Management Experience Improving Bench Strength

29 Unlocking Potential Peter G. Humphrey President & Chief Executive Officer